Exhibit 99.2

NEWS RELEASE

CONTACTS:	Actavis: Investors: Lisa DeFrancesco (862) 261-7152 Media: Charlie Mayr (862) 261-8030 David Belian (862) 261-8141 Durata: Allison Wey (312) 219-7017

Actavis to Acquire Durata Therapeutics, Inc.

– Lead Product DALVANCE™ a Novel Antibiotic for Unmet Medical Need in Hospital

and Outpatient Settings –

– Enhances Actavis’ Long-term Growth Profile 2015+ –

– Experienced Development and Commercial Team Bolsters Actavis’ Infectious

Disease Expertise –

– Leverages Actavis’ Hospital Sales and Marketing Capabilities –

DUBLIN, IRELAND and CHICAGO – October 6, 2014 – Actavis plc (NYSE: ACT), a leading global specialty pharmaceutical company, and Durata Therapeutics, Inc. (NASDAQ: DRTX), an innovative pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses, today announced that they have entered into a definitive merger agreement under which a subsidiary of Actavis will commence a tender offer to acquire all of the outstanding shares of Durata common stock for $23.00 per share in cash, or approximately $675 million in the aggregate, and contingent value rights (CVRs) entitling the holder to receive additional cash payments of up to $5.00 per share if certain regulatory or commercial milestones related to Durata’s lead product DALVANCE™ are achieved. Actavis expects the acquisition to be accretive by the end of the first year.

The acquisition of Durata immediately enhances Actavis’ Infectious Disease portfolio with the addition of DALVANCE™ (dalbavancin) for injection, the first and only IV antibiotic for acute bacterial skin and skin structure infections (ABSSSI) with once-a-week dosing for two weeks. DALVANCE™ was approved by the U.S. Food and Drug Administration (FDA) on May 23, 2014 and was the first drug approved as a Qualified Infectious Disease Product (QIDP). A Marketing Authorization Application (MAA) for dalbavancin is under review with the European Medicines Agency, with a decision anticipated in the first half of 2015. A single-dose regimen of DALVANCE™ is also in late-stage development for ABSSSI, with a supplemental New Drug Application (sNDA) filing expected by mid-2015. Durata also has plans to continue the development of DALVANCE™ for additional indications, such as hospitalized community-acquired pneumonia and pediatric osteomyelitis.

“The acquisition of Durata is a strong strategic fit that strengthens Actavis’ emerging infectious disease franchise and aligns with our stated goal to make smart, targeted investments that complement our existing businesses and position the Company for continued long-term growth,” said Brent Saunders, CEO and President of Actavis. “DALVANCE is a novel antibiotic that can be used in multiple sites of care. It complements our Teflaro product and ceftazidine-avibactam, currently in late-stage development, which are intended for use in the inpatient setting. DALVANCE is also a highly differentiated product with documented efficacy, safety and tolerability, and its acceptance by health care providers will be enhanced by Actavis’ best-in-class commercial infrastructure and complementary product line. With the addition of DALVANCE, we deliver on our commitment to build an anti-infective franchise with true scale. Actavis will be in an enviable position to offer innovative solutions to physicians while providing value to hospitals and healthcare systems in advancing the treatment of patients in the outpatient and inpatient settings.”

For the six-month period of January to June 2010, an estimated 9.2 million patients were treated in U.S. hospitals for infections of any type, and nearly 17 percent of the diagnostic category presentations were for skin and skin structure infections (SSSI). With its once-a-week dosing for two weeks, and potential single-dose formulation, DALVANCE’s unique dosing regimen offers a more convenient and potentially less costly approach to the treatment of serious skin infections by allowing patients, healthcare professionals and hospitals to move beyond the standard daily or twice-daily IV antibiotic infusions.

“Actavis recognizes DALVANCE as a strong development asset with significant potential. By joining Actavis, we gain additional resources, commercial reach and scale to expand patient access and realize the full potential of DALVANCE in the marketplace,” said Paul R. Edick, Durata’s Chief Executive Officer. “This transaction will provide Durata shareholders with a strong immediate return on their investment with meaningful longer-term opportunities to participate in the future upside of DALVANCE through the CVRs. We look forward to working with the highly experienced Actavis team as we continue the successful launch of DALVANCE.”

Under the terms of the definitive merger agreement, it is anticipated that Actavis will promptly commence the cash tender offer to purchase all of the outstanding shares of Durata common stock for $23.00 per share in cash, plus CVRs of up to an additional $5.00 per share in the event certain developmental or commercial milestones are met. If DALVANCE™ is approved in Europe for ABSSSI, holders of the CVR will receive $1.00 per share. If DALVANCE™ is approved for single dose administration by the FDA, holders of the CVR will receive $1.00 per share. If a net global DALVANCE™ revenue threshold is met over a designated time period, holders of the CVR will receive $3.00 per share.

Under the terms of the definitive merger agreement, the completion of the tender offer is conditioned upon, among other things, satisfaction or waiver of customary terms and conditions, including a minimum tender condition requiring that the securities tendered in the tender offer represent at least one share more than 50 percent of the outstanding shares of Durata common stock on a fully-diluted basis. In addition, the transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Pending approvals, Actavis anticipates closing the transaction in late 2014 or early 2015. Following the completion of the transaction, Durata Therapeutics, Inc. will merge with and become a subsidiary of Actavis and Durata’s shares will be delisted from NASDAQ.

BofA Merrill Lynch is serving as financial advisor to Durata, and Wilmer Cutler Pickering Hale and Dorr LLP is serving as Durata’s legal advisor. Debevoise & Plimpton LLP is serving as Actavis’ legal advisor.

About DALVANCE™

DALVANCE™ for injection is a second generation, semi-synthetic lipoglycopeptide, which consists of a lipophilic side-chain added to an enhanced glycopeptide backbone. DALVANCE™ is the first and only IV antibiotic approved for the treatment of ABSSSI with a two-dose regimen of 1000 mg followed one week later by 500 mg, each administered over 30 minutes. DALVANCE™ demonstrates bactericidal activity in vitro against a range of Gram-positive bacteria, such as Staphylococcus aureus (including methicillin-resistant, also known as MRSA, strains) and Streptococcus pyogenes, as well as certain other streptococcal species. On May 23, 2014 the FDA approved DALVANCE™ for the treatment of adult patients with acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible Gram-positive bacteria, including methicillin-resistant Staphylococcus aureus (MRSA).

About ABSSSI

There were more than 4.8 million hospital admissions of adults with ABSSSI from 2005 through 2011, which included patients with cellulitis, erysipelas, wound infection and major cutaneous abscess. In fact, hospital admissions for ABSSSI significantly increased by 17.3 percent during this timeframe. The majority of all skin and soft tissue infections in hospitalized patients are caused by streptococci and Staphylococcus aureus, and approximately 59 percent of these S. aureus infections in the U.S. are estimated to be caused by MRSA. Early and effective treatment of ABSSSI is critical to optimize patient recovery and for certain patients may also help to avoid potentially lengthy and costly hospital stays.

About Actavis

Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women’s health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis’ website at www.actavis.com.

About Durata Therapeutics

Durata Therapeutics is a pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses.

Actavis Forward-Looking Statement

Any statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, including the acquisition of Durata, are forward-looking statements. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, successful consummation and integration of the Durata acquisition and the ability to recognize the anticipated synergies and benefits of the Durata acquisition; the anticipated size of the markets and anticipated demand for Durata’s products; the impact of competitive products and pricing; the inherent uncertainty associated with financial projections; periodic dependence on a small number of products for a significant source of net revenue or income; variability of trade-buying patterns; changes in generally accepted accounting principles; the risks and uncertainties normally incident to the pharmaceutical industry; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Durata’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Durata’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; and other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.

Durata Forward Looking Statement

Statements in this press release regarding the proposed transaction between Actavis and Durata, the commercialization and status of additional regulatory reviews and approvals of dalbavancin, the potential impact of developing dalbavancin for additional indications, the impact of DALVANCE’s dosing schedule on patient care, strategy, the expected timetable for completing the transaction, future financial and operating results and revenues, projected costs, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Actavis or Durata managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction, the ability of Actavis to successfully integrate Durata’s operations and employees; the ability to realize anticipated synergies and cost savings; the ability to achieve product development, regulatory and sales goals and milestones; the commercial success of DALVANCE; Actavis’ and Durata’s ability to protect intellectual property rights; Durata’s performance and maintenance of important business relationships; Actavis’ ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Actavis’ ability to successfully develop or commercialize new products; competition; Actavis’ ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligation under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates;

material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; restructuring activities and the other factors described in Durata’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, each of which has been filed with the SEC. Except as otherwise required by law, Durata disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Notice to Investors

The tender offer for the outstanding common stock of Durata referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Durata common stock will be made pursuant to an offer to purchase and related materials that Actavis intends to file with the Securities and Exchange Commission. At the time the offer is commenced, Actavis will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Durata will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, Durata and Actavis will file other relevant materials in connection with the proposed acquisition of Durata by Actavis pursuant to the terms of the merger agreement. These materials will be sent free of charge to all stockholders of Durata when available. In addition, all of these materials (and all other materials filed by Durata with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Actavis and when available may be obtained by directing a request to Actavis’ Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Durata by contacting Durata Investor Relations at (312) 219-7017.

INVESTORS AND SHAREHOLDERS OF DURATA ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.